UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 14, 2011

Otelco Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	1-32362	52-2126395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Third Avenue East, Oneonta, AL 35121
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (205) 625-3574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 14, 2011, in connection with the matters described in Item 2.01 of this report, Otelco Inc. (“Otelco”) entered into a Sixth Supplemental Indenture (the “Sixth Supplemental Indenture”) among itself, Shoreham Telephone LLC, a direct wholly-owned subsidiary of Otelco (“Shoreham”), the existing guarantors listed on the signature pages thereto (the “Existing Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), to the Indenture (the “Indenture”), dated as of December 21, 2004, among Otelco, the Existing Guarantors and the Trustee, as trustee, as supplemented by the First Supplemental Indenture, dated as of July 3, 2006, the Second Supplemental Indenture, dated as of July 5, 2007, the Third Supplemental Indenture, dated as of October 31, 2008, the Fourth Supplemental Indenture, dated as of June 8, 2010, and the Fifth Supplemental Indenture, dated as of October 1, 2011. Each Existing Guarantor is a direct or indirect wholly-owned subsidiary of Otelco. Pursuant to the Sixth Supplemental Indenture, Shoreham, jointly and severally with all of the Existing Guarantors, unconditionally guaranteed Otelco’s obligations under the notes issued pursuant to the Indenture (the “Notes”) and agreed to be bound by all other applicable provisions of the Indenture and the Notes. The foregoing description of the Sixth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Sixth Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Also on October 14, 2011, pursuant to that certain Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of April 1, 2011, by and among Shoreham, Donald S. Arnold, III, James C. Arnold, Susan E. Arnold (the foregoing three individuals, collectively, the “Sellers”) and Shoreham Telephone Company, Inc. (the “Company”), as amended on October 14, 2011, Shoreham purchased all of the issued and outstanding capital stock of the Company from the Sellers (the “Stock Purchase”). The aggregate consideration paid by Shoreham to the Sellers for the issued and outstanding capital stock of the Company was approximately $4.5 million in cash, subject to adjustment as provided in the Stock Purchase Agreement. The Stock Purchase was financed from Otelco’s cash on hand. Immediately following the closing of the Stock Purchase, the Company merged with and into Shoreham, with Shoreham continuing as the surviving entity in the merger. A copy of the press release announcing the closing of the Stock Purchase is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

All required financial statements with respect to the Company will be filed by amendment pursuant to Item 9.01(a)(4) of Form 8-K within 71 calendar days following the date that this report was required to be filed.

(b)           Pro Forma Financial Information.

All required pro forma financial information will be filed by amendment pursuant to Item 9.01(b)(2) of Form 8-K within 71 calendar days following the date that this report was required to be filed.

(d)           Exhibits.

Exhibit No.	Description
4.1	Sixth Supplemental Indenture, dated as of October 14, 2011, among Otelco, Shoreham, the Existing Guarantors and the Trustee, as trustee

99.1	Press Release, dated October 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTELCO INC.
(Registrant)
Date: October 14, 2011
	By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer